UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 2, 2011 (June 24, 2011)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 5.07(d).

U.S. Energy Corp. (the “Company”) held its annual meeting of shareholders on Friday, June 24, 2011, at 8:30 a.m. Mountain Time in Riverton, Wyoming.  As previously disclosed, the certified result of the frequency of Say-On-Pay voted upon at the meeting was as follows:

1 Year	2 Years	3 Years	Abstain
8,408,205	202,195	2,013,151	298,443

The Company will be following the shareholder advisory vote on the frequency of Say-On-Pay for executive compensation and will provide the shareholders with a Say-On-Pay on an annual or one (1) year basis.

The Company is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on June 24, 2011, for the sole purpose of disclosing the Company’s decision regarding the frequency of Say-on-Pay votes as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: August 2, 2011	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO